UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 12, 2007

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 12, 2007, Merix Corporation (the “Company”) received a Staff Determination letter from the NASDAQ Stock Market, Inc. (“NASDAQ”) stating that Merix fails to comply with the requirements for continued listing because it no longer satisfies the audit committee requirements set forth in NASDAQ Marketplace Rule 4350. That Rule requires a listed issuer to have an Audit Committee consisting of at least three directors who meet the Rule’s independence and financial sophistication standards. William C. McCormick resigned from the Audit Committee when he was elected President and Interim Chief Executive Officer on January 9, 2007, leaving the Audit Committee with only two members. Merix has until the date of its next annual shareholders’ meeting to comply with the requirements of the NASDAQ Marketplace Rule and expects to appoint a current member to fill the vacancy created by Mr. McCormick’s resignation from the Audit Committee.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated February 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2007	/s/Kelly Lang
Kelly Lang
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Merix Corporation dated February 16, 2007.